UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of Earliest Event Reported) August 10, 2004

                             GSI Securitization Ltd.
             (Exact name of registrant as specified in its charter)

                          Grand Cayman Islands, B.W.I.
                 (State or other jurisdiction of incorporation)


        0-29600                                        NONE
(Commission File Number)               (I.R.S. Employer Identification No.)


                         502 Carnegie Center, Suite 103
                           Princeton, New Jersey 08540
                    (Address of principal executive offices)


                                 (609) 987-8080
               Registrant's telephone number, including area code


                   Klinair Environmental Technologies Limited
                            3rd Floor Harbour Centre
                                 PO Box 1348 GT
                        Grand Cayman, Cayman Islands, BWI
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events

	The Company received today a letter dated August 10, 2004 letter from Sotomayor & Associates, LLP. In the letter Mr. Sotomayor alleged that there may be material misstatements in the Financial Statement presented to Mr. Sotomayor's office for an annual audit. This may also mean that there may have been material misstatements in the Financial Statements submitted for review, and presented in the quarterly filings of the company for the periods ending on June 30, 2003 and September 30, 2003.

	Management and the Board of Directors will meet on Monday August 16, 2004 to discuss the allegation, and to investigate the assertions of Mr. Sotomayor. We will report to you, and make the appropriate public disclosure following our meeting.

	Mr. Sotomayor had entered into an agreement to audit the Financial Statements of the Company for the year ended December 31, 2003. He was currently assessing the engagement prior to final acceptance. The Company had intended to formally retain him at a meeting of the Board to have been held this past Tuesday. The reason for the anticipated change in accountants is that the former auditor has not, as of yet, obtained certification from the PCAOB.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

B.       Exhibits
	   NONE







                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  August 12, 2004           GSI Securitization Ltd.
                                  (Registrant)


                            /s/Gunther Slaton, CEO
                            -----------------------
                               Gunther Slaton, CEO